Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of March 16, 2012, by and between The Brainy Brands Company, Inc. (formerly Enter Corp.), a Delaware corporation (the “Company”), and the subscribers identified on Schedule 1 hereto, which schedule shall be amended from time to time to identify additional subscribers upon such additional subscribers’ execution of this Subscription Agreement (the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, (i) up to $300,000 of principal amount (“Principal Amount”) secured promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s Common Stock, $0.0001 par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”); and (ii) Common Stock Purchase Warrants (the “Warrants”) in the forms attached hereto as Exhibit B, to purchase shares of the Company’s Common Stock (the “Warrant Shares”) (the “Offering”).  The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby (“Purchase Price”) shall be held in escrow by Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           (a)           Closing Dates.  The “Initial Closing Date” shall be the date that the Initial Closing Principal Amount (as defined below) is transmitted by wire transfer or otherwise credited to or for the benefit of the Company.  The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.  Each of the Initial Closing Date, Second Closing Date (as defined in Section 1(c) below), and Third Closing Date (as defined in Section 1(f) below) is referred to herein as a “Closing Date.” Each closing is referred to herein as a “Closing”.

                      (b)           Initial Closing.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Initial Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount set forth on Schedule 1 and on the signature page hereto (“Initial Closing Note”) for the Purchase Price set forth therein, and Warrants as described in Section 2 of this Agreement (“Initial Closing Warrants”).  The principal amount of the Notes to be purchased by the Subscribers on the Initial Closing Date shall in the aggregate be up to One Hundred and Twenty Thousand Dollars ($120,000) (the “Initial Closing Principal Amount” and “Initial Closing Purchase Price”).

(c)           Second Closing.  The “Second Closing Date” shall be thirty (30) days after the date a Majority in Interest [as defined in Section 13(j)] of the Subscribers notifies the Company and Escrow Agent that they have elected to have a Second Closing and the amount thereof, subject to compliance with the Second Closing conditions as set forth in Section 1(d) of this Agreement (the “Second Closing Date”).  Subject to the reasonable satisfaction of the Subscribers or waiver by the Subscribers of the Second Closing conditions, on the Second Closing Date each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the Principal Amount calculated in the manner set forth on Schedule 1 (“Second Closing Notes”) and Warrants as described in Section 2 of this Agreement (“Second Closing Warrants”) (“Second Closing”).  The Second Closing Notes shall be of the same tenor as the Notes issuable on the Initial Closing Date and have a maturity date set forth therein.  The principal amount of the Notes to be purchased by the Subscribers on the Second Closing Date shall be up to the balance of an aggregate Three Hundred Thousand Dollars ($300,000) not purchased on the Initial Closing Date (“Second Closing Principal Amount” and “Second Closing Purchase Price”.

(d)           Conditions to Second Closing.  The occurrence of the Second Closing is expressly contingent on (i) the truth and accuracy, on the Second Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement except for changes that do not constitute a Material Adverse Effect as defined in Section 5(a), (ii) continued compliance in all material respects with the covenants of the Company set forth in this Agreement, (iii) the non-occurrence of any Event of Default (as defined in the Note and this Agreement) or an event that with the passage of time or the giving of notice is reasonably likely to become an Event of Default, and (iv) the consent of each Subscriber who elects to purchase Second Closing Notes and Second Closing Warrants.

(e)           Second Closing Deliveries.  On the Second Closing Date, the Company will deliver a certificate (“Second Closing Certificate”) signed by its chief executive officer and chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date, and the Second Closing Date as if such representations and warranties were made and given on all such dates, except for changes that do not constitute a Material Adverse Effect, (ii) certifying that the information contained in the schedules and exhibits hereto is substantially accurate as of the Second Closing Date, except for changes that do not constitute a Material Adverse Effect, (iii) adopting and renewing the covenants and representations set forth in Sections 5, 7, 8, 9, 10, 11, and 12 of this Agreement in relation to the Second Closing Date, Second Closing Notes, and Second Closing Warrants, and (iv) certifying that an Event of Default or an event that with the passage of time or the giving of notice is reasonably likely to  become an Event of Default has not occurred.  A legal opinion identical to the legal opinion referred to in Section 6 of this Agreement, mutatis mutandis, shall be delivered to each Subscriber on the Second Closing Date (“Second Closing Legal Opinion”).
(f)           Third Closing.  The “Third Closing Date” shall be  thirty (30) days after the date a Majority in Interest of the Subscribers notifies the Company and Escrow Agent that they have elected to have a Third Closing and the amount thereof, subject to compliance with the Third Closing conditions as set forth in Section 1(g) of this Agreement (the “Third Closing Date”).  Subject to the reasonable satisfaction of the Subscribers or waiver by the Subscribers of the Third Closing conditions, on the Third Closing Date each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the Principal Amount calculated in the manner set forth on Schedule 1 (“Third Closing Notes”) and Warrants as described in Section 2 of this Agreement (“Third Closing Warrants”) (“Third Closing”).  The Third Closing Notes shall be of the same tenor as the Notes issuable on the Initial Closing Date and have a maturity date set forth therein.  The principal amount of the Notes to be purchased by the Subscribers on the Third Closing Date shall equal to the balance of up to an aggregate Three Hundred Thousand Dollars ($300,000) not purchased on the Initial and Second Closing Date (“Third Closing Principal Amount” and “Third Closing Purchase Price”.

(g)           Conditions to Third Closing.  The occurrence of the Third Closing is expressly contingent on (i) the truth and accuracy, on the Third Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement except for changes that do not constitute a Material Adverse Effect as defined in Section 5(a), (ii) continued compliance in all material respects with the covenants of the Company set forth in this Agreement, (iii) the non-occurrence of any Event of Default (as defined in the Note and this Agreement) or an event that with the passage of time or the giving of notice is reasonably likely to become an Event of Default, and (iv) the consent of each Subscriber who elects to purchase Third Closing Notes and Third Closing Warrants.

(h)           Third Closing Deliveries.  On the Third Closing Date, the Company will deliver a certificate (“Third Closing Certificate”) signed by its chief executive officer and chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date, Second Closing Date and the Third Closing Date as if such representations and warranties were made and given on all such dates, except for changes that do not constitute a Material Adverse Effect, (ii) certifying that the information contained in the schedules and exhibits hereto is substantially accurate as of the Third Closing Date, except for changes that do not constitute a Material Adverse Effect, (iii) adopting and renewing the covenants and representations set forth in Sections 5, 7, 8, 9, 10, 11, and 12 of this Agreement in relation to the Third Closing Date, Third Closing Notes, and Third Closing Warrants, and (iv) certifying that an Event of Default or an event that with the passage of time or the giving of notice is reasonably likely to  become an Event of Default has not occurred. A legal opinion identical to the legal opinion referred to in Section 6 of this Agreement, mutatis mutandis, shall be delivered to each Subscriber on the Third Closing Date (“Third Closing Legal Opinion”).

           (i)           Final Closing Date.  A Second Closing and Third Closing may not occur after June 30, 2012.

2.           Notes and Warrants.

(a) Notes.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on each Closing Date, each Subscriber shall purchase and the Company shall sell to each such Subscriber a Note in the Principal Amount designated on Schedule I hereto for each such Subscriber’s Purchase Price indicated thereon.  The Initial Closing Note(s), Second Closing Note(s) and Third Closing Note(s) are referred to herein as “Note(s)”.

(b) Warrants.  On each Closing Date, the Company will issue and deliver the Warrants to the Subscribers.  Fifty (50) Warrants will be issued for each One Dollar ($1.00) of Purchase Price paid by each of the Subscribers.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.04, subject to reduction as described in the Warrants. The Warrants issuable on the Initial Closing Date, Second Closing Date and Third Closing Date are collectively referred to herein as “Warrants.”  The Warrants shall be exercisable until sixty (60) months after the Initial Closing Date.

3.           Security Interest.   On November 24, 2010, in connection with an offering of the Company’s promissory notes and Common Stock purchase warrants (the “November Offering”), certain lenders were granted a security interest in the assets of the Company, including ownership of the Subsidiaries (as defined in Section 5(a) of this Agreement) and in the assets of the Subsidiaries, which security interest was memorialized in a “Security Agreement” dated as of November 24, 2010, as amended on April 18, 2011, May 20, 2011, August 11, 2011, September 23, 2011, and November ___, 2011 (collectively with the November Offering, the “Other Offerings”).  The Subsidiaries shall guarantee the Company’s obligations under the Transaction Documents [as defined in Section 5(c)].   Such guarantee will be memorialized in a “Subsidiary Guaranty”, a form of which is annexed hereto as Exhibit D.  The Security Agreement is hereby amended to include the Subscribers and the Company agrees that the Subscribers are hereby made parties to the Security Agreement as “Secured Parties” therein and their interests in the Obligations (as defined in the Security Agreement) are pari pasu in proportion to their specific Obligation amounts and of equal priority with each other with respect to each other in relation to the Obligations arising under this Subscription Agreement and Transaction Documents but senior to the interests of the other Secured Parties in the Collateral.  The Company will obtain and deliver to the Subscribers at the Initial Closing the requisite consent of the other secured parties in the form annexed hereto as Exhibit E (“Fifth Waiver and Consent”), consenting to the subordination of the security interest granted to such other secured parties in favor of a senior secured interest granted to the Subscribers, and their consent to the other matters set forth therein.   The Company will execute such other agreements, documents and financing statements reasonably requested by the Subscribers to memorialize and further protect the security interest described herein, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers.  The Company will also execute all such documents reasonably necessary in the opinion of Subscribers to memorialize and further protect the security interest described herein.

                      4.           Subscriber Representations and Warranties.  Each of the Subscribers hereby represents and warrants to and agrees with the Company with respect only to such Subscriber that:

(a)           Organization and Standing of the Subscriber.  Subscriber, to the extent applicable, is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)           Authorization and Power.  Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined herein) and to purchase the Note and Warrants being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Subscriber or its board of directors or stockholders, if applicable, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Information on Company.   Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission through the tenth business day preceding the Closing Date (hereinafter referred to, together with the Form 10-K for the year ended December 31, 2010, filed on April 15, 2011, collectively as the “Reports”).  Subscribers are not deemed to have any knowledge of any information not included in the Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)           Information on Subscriber.   Such Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on Schedule 1 hereto regarding such Subscriber is accurate.

(f)           Purchase of Notes and Warrants.  On the Closing Date, such Subscriber will purchase the Note and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Compliance with Securities Act.   Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(h)           Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)           Notes and Warrants Legend.  The Notes and Warrants shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR-  EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)           Communication of Offer.  The offer to sell the Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           Restricted Securities.   Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Each Subsidiary is an Affiliate of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)           No Governmental Review.  Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)           Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(n)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Company Representations and Warranties.  Except as set forth in the Schedules, the Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein).  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s other ownership interests therein are set forth on Schedule 5(a).  The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a).  No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.  The Company further represents that neither the Company nor the Subsidiaries have been known by any other names for the five (5) years preceding the date of this Agreement.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Notes, Warrants, Security Agreement, Guaranty, the Escrow Agreement, the Pledge and Escrow Agreement [described in Section 9(y)] and any other agreements referred to, delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and/or the Subsidiaries, as the case may be, and are valid and binding agreements of the Company and/or the Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  Subject to Subject to the execution of the Waiver and Consent by the required parties,, the Company and/or the Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or equity.

(e)           Consents.  Except for the filing of a Form D with the Securities and Exchange Commission, any required blue sky filings and the Fifth Waiver and Consent, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, Subsidiaries or any of their Affiliates, any Principal Market as defined in Section 9(b), or the Company’s creditors or stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company and Subsidiaries of their obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law.  Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Subject to the execution of the Fifth Waiver and Consent by the required parties, and assuming the representations and warranties of the Subscriber in Section 4 are true and correct, and except for rights granted to the holders of promissory notes and Common Stock purchase warrants issued in the Other Offerings, for which the Company represents and warrants that waivers have been obtained, neither the entry into the Transaction Documents by the Company, nor the issuance nor the sale of the Securities nor the performance of the Company’s obligations under the Transaction Documents by the Company, will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of each Subscriber as described herein; or

(iii)           result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

           (iv)           result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company other than with respect to outstanding piggy-back registration rights of theholders of “notes” and “Warrants” issued in the November Offering and as required by this Agreement.

(g)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the dates of issuance of the Notes and Warrants, the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Notes, Warrants, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv)           will not subject the holders thereof to personal liability by reason of being such holders; and

           (v)           assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold, provided that, the Subscribers acknowledge that actions the Company has taken or may take in connection with its investor relations programs do not constitute such actions as are prohibited under this Section 5(h).

(j)           Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since December 31, 2010, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing current liabilities and other liabilities (including known contingent liabilities and, for the avoidance of doubt, excluding long-term convertible promissory notes) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its current liabilities (for the avoidance of doubt, excluding long-term convertible promissory notes) when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)           Defaults.  Subject to the execution of the Fifth Waiver and Consent by the required parties, the Company is not in violation of its articles of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)           No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of impairing the exemptions relied on with respect to the  1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s business since December 31, 2010, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or in Schedule 5(o).

(p)           No Undisclosed Events or Circumstances.  Since December 31, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Dilution.   The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(r)           No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(s)           Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)           Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  As of the Closing Date, the Company is not a “shell company” but is a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(v)           Listing.  The Company’s Common Stock is quoted on the OTC Bulletin Board (“Bulletin Board”) under the symbol TBBC.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation.

(w)           DTC Status.   The Company’s transfer agent is a participant in the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(w) hereto.

(x)           Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (o), (p), (r), (s) and (t) of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Section 9 shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.

(y)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(z)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.           Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.  A form of the legal opinion is annexed hereto as Exhibit F.  The Company will provide, at the Company’s expense, to the Subscribers, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of Common Stock issuable upon conversion of the Notes and exercise of Warrants, Conversion Shares and Warrant Shares pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

                      7.1.           Conversion of Notes.

(a)           Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h).  If and when a Subscriber sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Subscriber or its agent confirms in writing to the transfer agent that Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely if such sale is intended to be made in conformity with Rule 144(b)(1)(i) of the 1933 Act, or for 90 days if pursuant to the other provisions of Rule 144 of the 1933 Act, provided that Subscriber delivers reasonably requested representations in support of such opinion.

(b)           Each Subscriber will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement.  Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within three days after the Conversion Date (such third day being the “Delivery Date”).  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber.   A Note representing the balance of the Note not so converted will be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company.

(c)           The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof later than the Delivery Date could result in economic loss to the Subscribers.  As compensation to Subscribers for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to each applicable Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscribers, in the event that the Company fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

           7.2.           Mandatory Redemption at Subscriber’s Election.  In the event (i) the Company is prohibited from issuing Conversion Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note, this Agreement or any other Transaction Document), that continues beyond any applicable cure period, (iii) a Change in Control (as defined below) occurs, or (iv) upon the liquidation, dissolution or winding up of the Company or any Subsidiary, then at the Subscriber's election, the Company must pay to each Subscriber not later than ten (10) days after request by such Subscriber, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Subscriber by, at Subscriber’s election, the greater of (i) 120%, or (ii) a fraction the numerator of which is the highest closing price of the Common Stock for the thirty days preceding the date demand is made by Subscriber pursuant to this Section 7.2 and the denominator of which is the lowest applicable conversion price during such thirty (30) day period, plus accrued but unpaid interest and any other amounts due under the Transaction Documents ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by each Subscriber on the same date as the Conversion Shares otherwise deliverable or within ten (10) days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding.  The Subscriber may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received.  Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by such Subscriber shall be credited against the Mandatory Redemption Payment provided the balance of the Mandatory Redemption Payment is timely paid.  For purposes of this Section 7.2, “Change in Control” shall mean (i) the Company  becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (ii) the sale, lease or transfer of substantially all the assets of the Company or any Subsidiary, or (iii) a majority of the members of the Company’s board of directors as of the Closing Date no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet appropriate stock exchange requirements, unless prior written consent of the Subscribers had been obtained by the Company.  The foregoing notwithstanding, Subscriber may demand and receive from the Company the amount stated above or any other greater amount which Subscriber is entitled to receive or demand pursuant to the Transaction Documents.

7.3.           Maximum Conversion.  A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%.  The Subscriber shall have the authority to determine whether the restriction contained in this Section 7.3 will limit any conversion of a Note and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company.  Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7.4.           Injunction Posting of Bond.  In the event a Subscriber shall elect to convert a Note or part thereof, or exercise a Warrant, the Company may not refuse conversion or exercise based on any claim that Subscriber or any one associated or affiliated with Subscriber has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Subscriber, restraining and or enjoining conversion of all or part of such Note or exercise of such Warrant shall have been sought and obtained by the Company or the Company has posted a surety bond for the benefit of Subscriber in the amount of 120% of the greater of the outstanding principal and accrued but unpaid interest of the Note, or aggregate purchase price of the Conversion Shares, or 120% of the aggregate exercise price of the Warrants which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.

           7.5.           Buy-In.   In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date Subscriber or a broker on Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Subscriber of the Common Stock which Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay to Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay Subscriber $1,000 plus interest. Subscriber shall provide the Company written notice and evidence indicating the amounts payable to Subscriber in respect of the Buy-In.

7.6.           Redemption.    The Note shall not be redeemable or callable by the Company, except as described in the Note.

8.           Fees.

(a)           Broker’s Commission.  The Company on the one hand, and each Subscriber (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company represents that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Offering, except as set forth in Schedule 8(a).  Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber.  The liability of the Company and each Subscriber’s liability hereunder is several and not joint.  The Company represents that to the best of its knowledge there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering.

(b)           Subscriber’s Legal Fees.   The Company shall pay to Grushko & Mittman, P.C., a cash fee of $5,000 (“Legal Fees”) as reimbursement for legal services rendered in connection with the transactions described in the Transaction Documents. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.  Grushko & Mittman, P.C. will be reimbursed at Closing by the Company for all lien searches, filing fees, and reasonable printing and shipping costs for the closing statements to be delivered to Subscribers.

9.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 9(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws provided at least five (5) days prior notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes and Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the NYSE Amex Equities, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 9(n), the Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is the Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) none of the Notes and Warrants are outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, (B) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act even if the Company is not subject to such reporting requirements sufficient to permit Subscriber to be able to resell the Conversion Shares and Warrant Shares pursuant to Rule 144(b)(i), and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)           Use of Proceeds.   The proceeds of the Offering will be substantially employed by the Company for the purposes set forth on Schedule 9(e) hereto.  Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company, nor non-trade payables outstanding on the Closing Date.

(f)           Reservation.   Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Notes (including interest that would accrue thereon through the Maturity Date (as defined in the Notes)) and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”).   Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes.  Without waiving the foregoing requirement, if at any time Notes and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Note principal and interest at the conversion price in effect on every such date and 100% of the Warrant Shares issuable upon exercise of outstanding Warrants (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than five days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

(g)           DTC Program.  At all times that Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

(h)           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)           Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(k)           Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l)           Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.  Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and Subsidiaries, which schedule includes but is not limited to patents, patents pending, patent applications, trademarks, tradenames, service marks and copyrights.

(m)           Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(n)           Confidentiality/Public Announcement.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by Subscribers or only to the extent required by law and then only upon not less than two (2) days prior notice to Subscribers.  The Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing on the Form 8-K to be filed within four (4) days after each Closing Date.  Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Conversion Shares or Warrants are held by Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within four (4) days after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted five days to notify the Company that Subscriber elects not to receive such information.   In the case that Subscriber elects not to receive such information, the Company will not deliver such information to Subscribers.  In the absence of any such Company indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

           (o)           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above.  The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.  The Company agrees that any information known to Subscriber not already made public by the Company may be made public and disclosed by the Subscriber.

(p)           Negative Covenants.   So long as a Note is outstanding, without the consent of a Majority in Interest, the Company will not and will not permit any of its Subsidiaries to directly or indirectly, except as set forth in the Fifth Waiver and Consent:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for:  ) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property;  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”);

                                            (ii)           amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers (a reverse split of the Common Stock not greater than 1 for 10 outstanding shares, an increase in the amount of authorized Common Stock and an amendment to the Company’s Certificate of Incorporation to designate 10,000,000 shares of blank check preferred stock provided each of such shares will not be equal to more than one share of the Company’s Common Stock), will not be deemed adverse to the rights of the Subscribers);

(iii)           repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)           except as set forth on Schedule 9(p)(iv), engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary, or fees for services rendered, pursuant to and on the terms of a written contract in effect at least one  day prior to the Closing Date, a copy of which has been provided to the Subscriber at least one day prior to the Closing Date, (ii) reimbursement for authorized expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Reports, or (iv) other transactions disclosed in the Reports; or

(v)           pay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations.

(q)           Offering Restrictions.   Subject to the consent of a Majority in Interest [as defined in Section 13(j)] the majority of the Subscribers, for so long as the Notes are outstanding, the Company will not enter into or exercise any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”).   For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  Until eighteen (18) months after the Closing Date, and for so long as any Securities are outstanding, except for the Excepted Issuances, the Company will not enter into an agreement to issue nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscribers.

(r)           Seniority.   Except for Permitted Liens, until the Notes are fully satisfied or converted, without written consent of a Majority in Interest, the Company and Subsidiaries shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any equity or assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such equity, assets or payment, nor issue or incur any debt not in the ordinary course of business.

(s)           Notices.   For so long as the Subscribers hold any Notes or Warrants, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t)           Transactions with Insiders.  So long as the Notes are outstanding without a consent of a Majority in Interest, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  “Affiliate” for purposes of this Section 9(t) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls” for purposes of the Transaction Documents means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

(u)           Stock Splits.  For so long as the Notes are outstanding, the Company undertakes and covenants that without the consent of a Majority in Interest, the Company will not enter into any forward or reverse stock splits without the consent of Subscribers except for a reverse stock split of up to 1 for 10 shares of Common Stock.

(v)           Notice of Event of Default.  The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than ten (10) days after any of the Company’s officers or directors becomes aware of such Event of Default.

(w)           Further Registration Statements.   The Company will not, without the consent of a Majority in Interest, file with the Commission or with state regulatory authorities any registration statements (not including a registration statement on Form S-8 registering up to 150,000 shares reserved for outside securities counsel, which are the same shares referred in the Subscription Agreement Section 9(w) entered into in connection with the November Offering, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such company securities are registered therein, until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) the date all of the Registrable Securities (as defined in Section 11.1) have been registered in an effective registration statement that has been effective for not less than six months, or (ii) until all the Conversion Shares and Warrant Shares may be resold by the Subscribers pursuant to a registration statement or Rule 144b(1)(i) for twelve (12) months, without regard to volume restrictions or manner of sale requirements.  The Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Note.

(x)           Lockup Agreement.   On April 18, 2011, the Company delivered to the Subscribers irrevocable lockup agreements, which lockup agreements have subsequently been amended on June 22, 2011 (as amended, the “Lockup Agreements”).   The Company undertakes to obtain and deliver to Subscribers at the Initial Closing the consent of providers to the Lockup Agreements, to include as beneficiaries of the Lockup Agreements.

10.           Covenants of the Company Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)           In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Registrable Securities (as defined herein).

11.1.           Registration Rights.  The Company hereby grants the following registration rights to holders of the Securities.

(i)           On one occasion, commencing fifty (50) days after the Initial Closing Date, but not later than two years after the Second Closing Date, upon a written request therefor from any record holder or holders of more than 50% of the Conversion Shares issued and issuable upon conversion of the outstanding Notes and outstanding Warrant Shares, the Company shall prepare and not later than sixty (60) days after such request (“Filing Date”) file with the Commission a registration statement under the 1933 Act registering the Registrable Securities which are the subject of such request, subject to applicable Commission rules and regulations, for unrestricted public resale by the holder thereof.  “Registrable Securities” shall mean 100% of the Conversion Shares issuable upon conversion of the Note including Conversion Shares issuable upon conversion of Note principal and interest calculated at the default interest rate through one year after the Maturity Date (as defined in the Note) and all of the Warrant Shares.  For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are (A) registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or (D) which may be resold under Rule 144 without volume limitations but not giving effect to the cashless exercise feature of the Warrants.  Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten days after the Company gives such written notice.  Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

(ii)           If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least ten (10) days’ prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Unless the Holder notifies the Company in writing that it elects to deem the registration statement filed or to be filed pursuant to this Section 11.1(ii) as a registration statement filed or to be filed pursuant to Section 11.1(ii), the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

(iii)           In the event that the Company is required by the Commission to cutback the number of shares being registered in the registration statement pursuant to Rule 415, the Company shall reduce the Registrable Securities proportionately among the Holders based on the amount of Registrable Securities included therein for each of the Holders (“Registration Cutback”).  The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, prorata, and not issued, employed or reserved for anyone other than each Subscriber and Warrant holder.  Not later than twenty (20) days after first being permitted by applicable Commission rules and regulations, the registration statement will be amended by the Company or additional registration statements will be filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.  Without the written consent of a Majority in Interest no securities of the Company other than the Registrable Securities and the securities required to be registered pursuant to the Subscription Agreement for the November Offering will be included in the registration statement.  It shall be deemed a default of the Company’s obligations if at any time after the date the registration statement is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Holders fewer than 90% of the amount of shares of Common Stock required to be registered therein (the difference between the amount required to be registered therein and the actual amount of shares registered being the “Shortfall”).  In such event, the Company shall take all actions necessary to cause at least 125% of the amount of shares of Common Stock required to be registered therein to be registered within forty-five (45) days after the first day such Shortfall exists.  Failure to file the registration statement within thirty (30) days after the first day such Shortfall first exists or failure to cause such registration to become effective within forty-five (45) days after such Shortfall first exists shall be included in the definition of a Non-Registration Event set forth in Section 11.4.  In the event a Registration Cutback is required, the “Notes” and “Warrants” issued in the November Offering shall have priority over the Notes and Warrants issued in this Offering.

                      11.2.           Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11.1 with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify the Sellers  (by telecopier and by e-mail addresses provided by the Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to counslers@aol.com) on or before the second  business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company’s obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of one (1) year, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c)           furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d)           use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)           notify the Sellers within twenty-four (24) hours of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(g)           provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers during reasonable business hours,  and any attorney, accountant or other agent retained by the Sellers, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Sellers, attorney, accountant or agent in connection with such registration statement at such requesting Seller’s expense; and

           (h)           provide to the Sellers copies of the Registration Statement and amendments thereto five (5) days prior to the filing thereof with the Commission.  Any Seller’s failure to comment on any registration statement or other document provided to a Subscriber or its counsel shall not be construed to constitute approval thereof nor the accuracy thereof.

11.3.           Provision of Documents.  In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4.           Non-Registration Events.  The Company agrees that the Sellers will suffer damages if the registration statement is not filed or is not declared effective by the Commission by the dates described herein and accordingly, if (A) due to the action or inaction of the Company a registration statement is not declared effective within five days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the registration statement will not be reviewed or that the Commission has no further comments, (B) if the registration statement described in Section 11.1(i) or 11.1(ii) is not filed within sixty (60) days after such written request, or is not declared effective within one hundred and twenty (120) days after the filing of the registration statement or (C) any registration statement described in Sections 11.1(i) or 11.1(ii) is filed and declared effective but shall thereafter cease to be effective without being succeeded within twenty-two (22) business days by an effective replacement or amended registration statement or for a period of time which shall exceed forty (45) days in the aggregate per year (defined as every rolling period of three hundred and sixty-five (365) consecutive days commencing on the effective date) (each such event shall be a “Non-Registration Event”), then the Company shall pay to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days (or such lesser pro-rata amount for any period of less than thirty (30) days) of the principal amount of the outstanding Notes and purchase price of Conversion Shares and Warrant Shares issued upon conversion of Notes and exercise (but excluding cashless exercise) of Warrants held by Subscribers which are subject to such Non-Registration Event, up to a maximum of twelve percent (12%).  For the avoidance of doubt no securities from the November Offering shall be used to determine any Liquidated Damages pursuant to this Section 11.4. The Company must pay the Liquidated Damages in cash.  The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable.  In the event a registration statement is filed but is withdrawn prior to being declared effective by the Commission, then such registration statement will be deemed to have not been filed and Liquidated Damages will be calculated accordingly.  All oral or written comments received from the Commission relating to a registration statement must be responded to within ten (10) business days after receipt of comments from the Commission.  Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate and amounts set forth above calculated from the date the response was required to have been made.  Liquidated Damages shall not be payable pursuant to this Section 11.4 in connection with Registrable Securities for such times as such Registrable Securities may be sold by the holder thereof without volume limitations or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act. Notwithstanding anything to the contrary herein, the no Liquidated Damages will be due in connection with Registrable Securities subject to a Registration Cutback and the Company shall not have to pay Liquidated Damages as the result of such cutback.

11.5.           Expenses.  All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”  The Company will pay all Registration Expenses in connection with any registration statement described in Section 11.  Selling Expenses in connection with each such registration statement shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares included on behalf of the Seller relative to the aggregate number of shares included under such registration statement for all Sellers, or as all Sellers thereunder may agree.

11.6.           Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

11.7.           Unlegended Shares and 144 Sales.

(a)           Delivery of Unlegended Shares.  Within five days (such fifth day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)           DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)           Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11.7 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 120% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)           Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or anyone associated or affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of the greater of (i) 125% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)           Buy-In.   In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                                (f)           144 Default.   At any time commencing six months after the Closing Date, in the event the Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates (provided that any filing made within the time for a valid extension shall be deemed to have been timely filed), or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because the Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default.  Liquidated Damages shall not be payable pursuant to this Section 11.7(f) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12.           (a)           Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by a Majority in Interest, (ii) the Company’s issuance of securities in connection with bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by a Majority in Interest, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) and Schedule 12(a), (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms disclosed in the Reports and which securities are also described on Schedule 12(a), and (v) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement on the unamended terms in effect on the Closing Date, (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if at any time the Notes or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, or if less than the Warrant exercise price in effect at such time, without the consent of the Subscribers, then the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price.  The average Conversion Price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares.    Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance.  The rights of Subscribers set forth in this Section 12 are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, Warrants, any other Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

(b)           Right of First Refusal.  Pari Passu with the holders of “Notes” and “Warrants” issued in the Other Offerings, until the earlier of (i) eighteen (18) months following the latest to occur of the Initial Closing Date, Second Closing Date and Third Closing Date, or (ii) the termination of the Exclusion Period [as defined in Section 9(w)], the Subscribers together with participants in the Other Offerings who hold similar rights, shall be given not less than fifteen (15) days prior written notice of any proposed sale by the Company of its common stock or other securities or equity linked debt obligations (“Subsequent Offering”), except in connection with the Excepted Issuances.  If Subscribers together with participants in the Other Offerings who hold similar rights, elect to exercise their rights pursuant to this Section 12(b), the Subscribers together with participants in the Other Offerings who hold similar rights, shall have the right during the fifteen (15) days following receipt of the notice, to purchase in the aggregate up to all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale, relative to each other in proportion to the amount of Note Principal issued to them and such other rights holders.  Subscribers together with participants in the Other Offerings who hold similar rights, who participate in such Subsequent Offering shall be entitled at their option to purchase, in proportion to each other, the amount of such Subsequent Offering that could have been purchased by Subscribers together with participants in the Other Offerings who hold similar rights, who do not exercise their rights until up to the entire Subsequent Offering is purchased by Subscribers together with participants in the Other Offerings who hold similar rights,.  In the event such terms and conditions are modified during the notice period, Subscribers shall be given prompt notice of such modification and shall have the right during the fifteen (15) days following the notice of modification to exercise such right.

(c)           Maximum Exercise of Rights.   In the event the exercise of the rights described in Section 12(a) and Section 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement and such Subscriber notifies the Company accordingly.

13.           Special Conditions.   The Company issued promissory notes (“Bridge Notes”) to the persons and entities identified on Schedule 13 hereto (“Bridge Lenders”), in the principal amounts and on the dates indicated thereon.  The amount outstanding to the Bridge Lenders in connection with the Bridge Notes as of the Closing Date is set forth on Schedule 13 (“Outstanding Bridge Debt”).  On the Closing Date, such outstanding amounts will be deemed satisfied upon issuance and delivery to the Bridge Lenders of Notes in the principal amount of the Outstanding Bridge Debt and Warrants.  The Bridge Lenders will deliver the Bridge Note to the Escrow Agent on or prior to the Closing Date to be exchanged for such Notes.

14.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: The Brainy Brands Company, Inc., 460 Brogdon Road, Suite 400, Suwanee, GA 30024, Attn: John Benfield, CEO, facsimile: (678) 762-1122, with a copy by fax only to (which shall not constitute notice): Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006, Attn: Marc Ross, Esq., facsimile: (212) 930-9725, and (ii) if to the Subscribers, to: the addresses and fax numbers indicated on Schedule 1 hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

 (b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 14(d) hereof, the Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.  In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.  The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 14(g).

(h)           Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Consent.   As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of not less than seventy-five percent (75%) of the outstanding Principal Amount of Notes on the date consent is requested (such Subscribers being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m)           Maximum Liability.   In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

(n)           Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o)           Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)           Adjustments.   The conversion price, Warrant exercise price, amount of Conversion Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

[-SIGNATURE PAGES FOLLOW-]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Konrad Ackermann (Signature) By: Konrad Ackermann, Director	$22,080.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
OSHER CAPITAL PARTNERS LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (917) 591-3401 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Ari Kluger (Signature) By: Ari Kluger, President	$6,000.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
ADVENTURE VENTURES LLC 150 Central Park South, 2nd Floor New York, NY 10019 Fax: (212) 586-8244 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Ari Kluger (Signature) By: Ari Kluger, President	$3,864.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
WHALEHAVEN CAPITAL FUND LIMITED 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Eric Weisblum (Signature) By: Eric Weisblum, President	$20,160.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
WHALEHAVEN OPPORTUNITIES FUND L.P. 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Eric Weisblum (Signature) By: Eric Weisblum, Partner	$1,200.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
FLM HOLDINGS LLC 8 Hop Brook Lane Holmdel, New Jersey 07733 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Samuel DelPresto (Signature) By: Samuel DelPresto, Managing Member	$19,920.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
BRIO CAPITAL L.P. 401 E. 34th Street – Suite South 33C New York, NY 10016 Attn: Shaye Hirsch Fax: (646) 390-2158 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Shaye Hirsch (Signature) By: Shaye Hirsch, Managing Partner	$6,120.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
EDWARD KARR c/o Rampartners SA 19 Blvd., Georges-Favon Geneva, Switzerland 1204 Fax: +41-22-310-8605 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Edward Karr (Signature) By: Edward Karr	$2,640.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
MAIELLA INVESTMENT HOLDINGS 8100 River Road, Apt. 804 North Bergen, NJ 07047 Attn: Gerard Adams Fax: (201) 917-5925 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Gerard Adams (Signature) By: Gerard Adams, President	$3,600.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
AMPERSAND MANAGEMENT AS TRUSTEE OF THE MUNT TRUST 20 Rue Etienne Dumont 1204 Geneva 3, Switzerland Attn: Jean Paul Le Coeq Fax: +41 22 321 3526 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Jean Paul Le Cocq (Signature) By: Jean Paul Cocq, Trustee	$1,200.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Paul Kessler (Signature) By: Paul Kessler, Director	$10,320.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
BRISTOL CAPITAL ADVISORS PROFIT SHARING PLAN c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Paul Kessler (Signature) By: Paul Kessler, Authorized Signatory	$960.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
BRISTOL CAPITAL, LLC c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Paul Kessler (Signature) By: Paul Kessler, Manager	$4,308.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
CANYONS TRUST c/o Lowndes Drosdick Doster Kantor & Reed 215 North Eola Drive Orlando, FL 32801 Attn: James F. Heekin Taxpayer ID# (if applicable): ________________ or Social Security # /s/ James F. Heekin (Signature) By: James F. Heekin, Trustee	$2,400.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
PARK INVESTMENT HOLDINGS, LLC 1559 East 38th Street Brooklyn, New York 11234 Attn: Steven Spiegel Fax: (866) 883-9035 Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Steven Spiegel (Signature) By: Steven Spiegel, President	$1,800.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE BRAINY BRANDS COMPANY, INC.
a Delaware corporation

By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer
Dated: March 16, 2012

SUBSCRIBER	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
BRILLIANT SINO INVESTMENT LTD. P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola, BVI Taxpayer ID# (if applicable): ________________ or Social Security # /s/ Andrew Lee (Signature) By: Andrew Lee, Director	$7,428.00

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note (see Exhibit 10.2)
Exhibit B	Form of Warrant (see Exhibit 10.3)
Exhibit C	Escrow Agreement
Exhibit D	Form of Guaranty (see Exhibit 10.4)
Exhibit E	Fifth Waiver and Consent
Exhibit F	Form of Legal Opinion
Schedule 1	List of Subscribers
Schedule 5(a)	Subsidiaries
Schedule 5(d)	Capitalization and Additional Issuances
Schedule 5(o)	Undisclosed Liabilities
Schedule 5(w)	Transfer Agent
Schedule 8(a)	Fees
Schedule 9(e)	Use of Proceeds
Schedule 9(l)	Intellectual Property
Schedule 9(p)(iv)	Transactions with Principals
Schedule 12(a)	Excepted Issuances
Schedule 13	Bridge Lenders

Exhibit C
Escrow Agreement

ESCROW AGREEMENT

This Agreement is dated as of the 16th day of March, 2012 among The Brainy Brand Company, Inc., a Delaware corporation (the "Company"), the parties identified on Schedule A hereto (each a “Subscriber”, and collectively “Subscribers”), and Grushko & Mittman, P.C. (the "Escrow Agent"):

W I T N E S S E T H:

WHEREAS, the Company and Subscribers have entered into Subscription Agreements calling for the sale by the Company to the Subscribers of Notes and Warrants for an Aggregate Purchase Price of up to $300,000; and

WHEREAS, the parties hereto require the Company to deliver the Notes and Warrants against payment therefor, with such Notes, Warrants and the Escrowed Funds to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪ "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

▪ "Escrowed Payment" means an aggregate cash payment of up to $300,000 which is, collectively, the Initial Closing Purchase Price, Second Closing Purchase Price and Third Closing Purchase Price;

▪ “Initial Closing Date” shall have the meaning set forth in Section 1(b) of the Subscription Agreement;

▪ “Initial Closing Legal Opinion” means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

▪ “Initial Closing Notes” shall have the meaning set forth in Section 1(b) of the Subscription Agreement;

▪ “Initial Closing Principal Amount” shall mean up to $120,000;

▪ “Initial Closing Purchase Price” shall mean up to $120,000;

▪ “Initial Closing Warrants” shall have the meaning set forth in Section 1(b) of the Subscription Agreement;

▪ “Legal Fees” shall have the meaning set forth in Section 8(b) of the Subscription Agreement;

▪  “Second Closing Certificate” shall have the meaning set forth in Section 1(e) of the Subscription Agreement;

▪ “Second Closing Date” shall have the meaning set forth in Section 1(c) of the Subscription Agreement;

▪ “Second Closing Legal Opinion” shall have the meaning set forth in Section 1(e) of the Subscription Agreement;

▪ “Second Closing Notes” shall have the meaning set forth in Section 1(c) of the Subscription Agreement;

▪ “Second Closing Principal Amount” shall mean up to the balance of $300,000 not received on the Initial Closing Date;

▪ “Second Closing Purchase Price” shall mean up to the balance of $300,000 not received on the Initial Closing Date;

▪  “Subscription Agreement" means the Subscription Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of the Initial Closing Notes, Second Closing Notes, and Warrants;

▪ “Fifth Waiver and Consent” shall have the meaning set forth in Section 3 and Exhibit E of the Subscription Agreement;

▪ “Third Closing Certificate” shall have the meaning set forth in Section 1(h) of the Subscription Agreement;

▪ “Third Closing Date” shall have the meaning set forth in Section 1(f) of the Subscription Agreement;

▪ “Third Closing Legal Opinion” shall have the meaning set forth in Section 1(h) of the Subscription Agreement;

▪ “Third Closing Notes” shall have the meaning set forth in Section 1(f) of the Subscription Agreement;

▪ “Third Closing Principal Amount” shall mean up to the balance of $300,000 not received on the Initial Closing Date and Second Closing Date;

▪ “Third Closing Purchase Price” shall mean up to the balance of $300,000 not received on the Initial Closing Date and Second Closing Date;

▪  “Warrants” shall have the meaning set forth in Section 2(b) of the Subscription Agreement;

▪ Collectively, the following executed by all required signators thereto other than the Subscribers are referred to as “Company Documents”: Subscription Agreement, Initial Closing Notes, Initial Closing Warrants, Initial Closing Legal Opinion, Second Closing Notes, Second Closing Legal Opinion, Second Closing Certificates, Third Closing Notes, Third Closing Legal Opinion, Third Closing Certificates and Fifth Waiver and Consent; and

▪ Collectively, the Escrowed Payment, and the executed Subscription Agreement are referred to as "Subscriber Documents".

1.2.           Entire Agreement.  This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

1.3.           Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.           Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5.           Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7.           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.           Initial Closing Company Deliveries.  On or about the date hereof, the Company shall deliver to the Escrow Agent the executed Subscription Agreement, the Initial Closing Notes, Initial Closing Warrants, and Initial Closing Legal Opinion (collectively, the “Initial Closing Company Documents”).

2.2.           Second Closing Company Deliveries.  On or prior to the Second Closing Date, the Company will deliver to the Escrow Agent the Second Closing Notes, Second Closing Warrants, Second Closing Certificate, and Second Closing Legal Opinion (collectively, the “Second Closing Company Documents”).

2.3.           Third Closing Company Deliveries.  On or prior to the Third Closing Date, the Company will deliver to the Escrow Agent the Third Closing Notes, Third Closing Warrants, Third Closing Certificate, and Third Closing Legal Opinion (collectively, the “Third Closing Company Documents”).

2.4.           Subscriber Deliveries.  On or before the Initial Closing Date, each Subscriber shall deliver to the Escrow Agent such Subscriber’s portion of the Escrowed Payment and the executed Subscription Agreement and Escrow Agreement.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

2.5.           Intention to Create Escrow Over Company Documents and Subscriber Documents.  The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.6.           Escrow Agent to Deliver Company Documents and Subscriber Documents.  The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

(a)           On the Initial Closing Date, the Escrow Agent will simultaneously release the Initial Closing Company Documents to the Subscriber and release the Subscription Agreement and the Initial Closing Purchase Price to the Company except that the Legal Fees in connection with the Initial Closing will be released to the Subscribers’ attorneys, and the Escrow Agent will release to the Escrow Agent a fee of $7,500 as compensation for its services as Escrow Agent.

(b)           On the Second Closing Date, subject to receipt by the Escrow Agent of the written affirmative instructions from Subscribers who have elected to participate in the Second Closing that a Second Closing should occur, the Escrow Agent will simultaneously release the Second Closing Company Documents to the Subscriber, release $7,500 to the Escrow Agent as an additional fee for its services as Escrow Agent and release the Second Closing Purchase Price to the Company.

(c)           On the Third Closing Date, subject to receipt by the Escrow Agent of the written affirmative instructions from Subscribers who have elected to participate in the Third Closing that a Third Closing should occur, the Escrow Agent will simultaneously release the Third Closing Company Documents to the Subscriber and release the Third Closing Purchase Price to the Company.

(d)           All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

(e)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

(f)           Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

(g)           Any escrowed documents or funds not released prior to June 30, 2012 will be returned to the depositing party.

3.2.           Acknowledgement of Company and Subscriber; Disputes.  The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement.  The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents.  Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a)           The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)           The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

(c)           The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company.  Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company.  If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

(e)           The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)           The Escrow Agent shall be permitted to act as counsel for the Subscriber in any dispute as to the disposition of the Company Documents and Subscriber Documents, or in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

(h)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.           Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1.           Termination.  This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

5.2.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Company, to:

The Brainy Brands Company, Inc.
460 Brogdon Road, Suite 400
Suwanee, GA 30024
Attn: John Benfield, CEO
Fax: (678) 762-1122

With a copy by fax only to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn: Marc Ross, Esq.
Fax: (212) 930-9725

(b)           If to the Subscriber, to: the addresses and fax numbers listed on Schedule A hereto.

(c)           If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.           Interest.  The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.  In the event the Escrowed Payment is deposited in an interest bearing account, the Subscriber shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscriber’s United States taxpayer identification number and other requested information and forms.

5.4.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.           Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

IN WITNESS WHEREOF, the Company and the undersigned have caused this Escrow Agreement to be executed as of the date first written above.

THE BRAINY BRAND COMPANY, INC.
the “Company”

By:____________________________________

ESCROW AGENT:

_______________________________________

GRUSHKO & MITTMAN, P.C.

“SUBSCRIBERS”:

ALPHA CAPITAL ANSTALT	WHALEHAVEN CAPITAL FUND LIMITED

By:	By:
Name:	Name:
Title:	Title:

WHALEHAVEN OPPORTUNITIES FUND L.P.	FLM HOLDINGS LLC

By:	By:
Name	Name:
Title:	Title:

FJD HOLDINGS LLC	BRIO CAPITAL L.P.

By	By
Name:	Name:
Title:	Title:

ADVENTURE VENTURES LLC	OSHER CAPITAL PARTNERS LLC

By:	By:
Name:	Name:
Title:	Title:

EDWARD KARR	MAIELLA INVESTMENT HOLDINGS LLC

By:	By:
Name:	Name:
Title:	Title:

:

IN WITNESS WHEREOF, the Company and the undersigned have caused this Escrow Agreement to be executed as of the date first written above.

THE BRAINY BRAND COMPANY, INC.
the “Company”

By:____________________________________

ESCROW AGENT:

_______________________________________

GRUSHKO & MITTMAN, P.C.

“SUBSCRIBERS”:

BRISTOL INVESTMENT FUND, LTD.	BRISTOL CAPITAL ADISORS
PROFIT SHARING PLAN

By:	By:
Name:	Name:
Title:	Title:

BRISTOL CAPITAL, LLC	AMPERSAND MANAGEMENT AS TRUSTEE
OF THE MUNT TRUST

By:	By:
Name	Name:
Title:	Title:

CANYONS TRUST	PARK INVESTMENT HOLDINGS, LLC

By	By
Name:	Name:
Title:	Title:

BRILLIANT SINO INVESTMENT LIMITED

By:
Name:
Title:

SCHEDULE A TO ESCROW AGREEMENT

SUBSCRIBER AND ADDRESS	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE	CLASS A WARRANTS	SECOND CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE	THIRD CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$22,080.00	1,104,000	$16,360.00	$16,560.00
WHALEHAVEN CAPITAL FUND LIMITED 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258	$20,160.00	1,008,000	$15,120.00	$15,120.00
WHALEHAVEN OPPORTUNITIES FUND L.P. 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258	$1,200.00	60,000	$900.00	$900.00
FLM HOLDINGS LLC 8 Hop Brook Lane Holmdel, New Jersey 07733	$19,920.00 (Bridge Note Roll-in)	996,000	$14,940.00 (Bridge Note Roll-in)	$14,940.00 (Bridge Note Roll-in)
BRIO CAPITAL L.P. 401 E. 34th Street – Suite South 33C New York, NY 10016 Attn: Shaye Hirsch Fax: (646) 390-2158	$6,120.00	306,000	$4,590.00	$4,590.00
EDWARD KARR c/o Rampartners SA 19 Blvd., Georges-Favon Geneva, Switzerland 1204 Fax: +41-22-310-8605	$2,640.00	132,000	$1,980.00	$1,980.00
MAIELLA INVESTMENT HOLDINGS 8100 River Road, Apt. 804 North Bergen, NJ 07047 Attn: Gerard Adams Fax: (201) 917-5925	$3,600.00	180,000	$2,700.00	$2,700.00
AMPERSAND MANAGEMENT AS TRUSTEE OF THE MUNT TRUST 20 Rue Etienne Dumont 1204 Geneva 3, Switzerland Attn: Jean Paul Le Coeq Fax: +41 22 321 3526	$1,200.00	60,000	$900.00	$900.00
BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$10,320.00	516,000	$7,740.00	$7,740.00
BRISTOL CAPITAL ADVISORS PROFIT SHARING PLAN c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$960.00	48,000	$720.00	$720.00
BRISTOL CAPITAL, LLC c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$4,308.00	215,400	$3,231.00	$3,231.00
CANYONS TRUST c/o Lowndes Drosdick Doster Kantor & Reed 215 North Eola Drive Orlando, FL 32801 Attn: James F. Heekin	$2,400.00	120,000	$1,800.00	$1,800.00
PARK INVESTMENT HOLDINGS, LLC 1559 East 38th Street Brooklyn, New York 11234 Attn: Steven Spiegel Fax: (866) 883-9035	$1,800.00	90,000	$1,350.00	$1,350.00
OSHER CAPITAL PARTNERS LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (917) 591-3401	$6,000.00	300,000	$4,500.00	$4,500.00
ADVENTURE VENTURES LLC 150 Central Park South, 2nd Floor New York, NY 10019 Fax: (212) 586-8244	$3,864.00	193,200	$2,898.00	$2,898.00
BRILLIANT SINO INVESTMENT LTD. P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola, BVI	$7,428.00	371,400	$5,571.00	$5,571.00
TOTALS	$114,000.00	5,700,000	$85,500.00	$85,500.00

Exhibit E
Fifth Waiver and Consent

FIFTH CONSENT AND WAIVER AGREEMENT

This Fifth Consent and Waiver Agreement (“Agreement”) is made and entered into as of March 16, 2012, by and among The Brainy Brands Company, Inc., a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (“Subscribers”).  Capitalized terms used but not defined herein will have the meanings assigned to them in the Subscription Agreement and other Transaction Documents (as defined below).

WHEREAS, the Company and Subscribers entered into Subscription Agreements and Transaction Documents, as amended (“Transaction Documents”) dated as of November 24, 2010 (“November Offering”), April 18, 2011 (“April Offering”), May 20, 2011 (“May Offering”), August 11, 2011 (“August Offering”), and September 23, 2011 (“September Offering”) (collectively, such transactions are referred to as the “Other Offerings”) (each a “Subscription Agreement”); and

WHEREAS, pursuant to the Subscription Agreements, the Company issued to the Subscribers secured convertible promissory notes (“Notes”) and Warrants (the “Warrants”); and

WHEREAS, the Company intends to sell up to $300,000 of principal amount of senior secured promissory notes and common stock purchase warrants (the “Proposed Offering”); and

WHEREAS, in connection with the Proposed Offering, the Subscribers possess a right of first refusal pursuant to Section 12(b) of the Subscription Agreements; and

WHEREAS, in connection with the Proposed Offering, the Company is prohibited from granting a security interest in the assets of the Company and its Subsidiaries, prohibited from issuing or incurring any debt not in the ordinary course of business and prohibited from issuing variable equity linked instruments (pursuant to Sections 9(p), 9(q) and 9(r), respectively, of the Subscription Agreements) unless consent of a Majority in Interest (as defined in Section 14(j) of the Subscription Agreements and Section 1(c) of the Security Agreement) has been obtained; and

WHEREAS, Section 13(j) of the Subscription Agreements and Section 1(c) of the Security Agreement permit a Majority in Interest representing 75% of the outstanding Principal Amount of the Notes on the date the consent is obtained to consent to or waive on behalf of all holders of the Notes any provision or term of the Transaction Documents or to take any action with respect to the Transaction Documents; and

WHEREAS, in connection with the Proposed Offering, the Subscribers intend to: (i) waive right of first refusal under Section 12(b) of the Subscription Agreement, (ii) release the Company from the restrictions of Sections 9(p), (q) and (r) of the Subscription Agreement, (iii) consent to the Proposed Offering and the issuance of Notes and Warrants, (iv) consent to the Company effecting up to a one for ten (1:10) reverse split of its Common Stock on or before April 1, 2012 (“Reverse Split”), (v) grant a security interest to the subscribers to the Proposed Offering senior (as defined in Section 1(d) below) to the security interest granted to Subscribers, and (vi) consent to include the subscribers to the Proposed Offering as beneficiaries of the Lockups; and

WHEREAS, the undersigned constitute a Majority in Interest and desire to consent to (i) the Proposed Offering, (ii) the issuance of the Notes and Warrants, (iii) the granting of a senior security interest to the subscribers to the Proposed Offering, (iv) the inclusion of subscribers to the Proposed Offering as beneficiaries of the Lockups, (v) the addition and inclusion of such subscribers and such subscribers’ Principal Amount of Notes for the purposes of hereafter determining a Majority in Interest as employed in the Other Offerings, (vi) with respect only to the Proposed Offering, waive the Subscribers’ anti-dilution rights on behalf of the Subscribers to the Other Offerings as set forth in Section 12(b) of the Subscription Agreements, Section 2.1(c)(D) of the Notes and Section 3.3 of the Warrants comprising some of the Transaction Documents (“Anti-Dilution Rights”) for such Subscribers who do not participate in the Proposed Offering in proportion to their pro rata amount of the Other Offerings, and (vii) extend the initial due date of all interest outstanding under the Notes to June 30, 2012 as if such date were the first required payment date for such outstanding interest and waive any default in connection with such interest not having been paid on or before the effective date of this Agreement.

NOW, THEREFORE, the Company and the Subscribers hereby agree as follows:

1.           (a)           Acknowledgement, Waiver, Consent and Release.  The undersigned hereby: (i) acknowledge receipt of notice of the Proposed Offering in satisfaction of Section 12(b) of the Subscription Agreements and in connection therewith, (ii) waive the rights granted to them therein, (iii) release the Company from the restrictions of Sections 9(p), (q) and (r) of the Subscription Agreements, (iv) agree and consent that the term Majority in Interest as employed in the Subscription Agreements and Transaction Documents, including Section 1(c) of the Security Agreement and as applied to all of the Transaction Documents in connection with the Other Offerings shall be amended to mean and include subscribers to the Proposed Offering and such subscribers’ securities acquired in the Proposed Offering, and (v) consent to the inclusion of the subscribers to the Proposed Offering as beneficiaries of the Lockups.

(b)           Anti-Dilution.  The undersigned waive the Anti-Dilution Rights granted to Subscribers pursuant to the Other Offerings (which such Anti-Dilution Rights would otherwise be triggered as a result of the Proposed Offering) on behalf of those Subscribers who do not participate in the Proposed Offering in proportion to their pro rata amount of the Other Offerings.

(c)           Security.   Additionally, the undersigned consent to the amendment of all Schedules and Exhibits, including but not limited to the Schedules to the Security Agreement to modify such schedules and exhibits to include the subscribers to the Proposed Offering as senior Secured Parties under the Security Agreement and other Transaction Documents and authorize the Collateral Agent to make additional filings at the discretion of the Collateral Agent to memorialize the senior security interest to be granted to the subscribers to the Proposed Offering.

(d)           Senior Security Interest.  The Subscribers by a Majority in Interest agree that all Obligations (as defined in the Security Agreement) owing to the subscribers arising in connection with the Proposed Offering shall be paid in full before any payment of or with respect to the Obligations arising under the Other Offerings.  The foregoing notwithstanding, there shall be no restrictions on payments to the Subscribers to the Other Offerings if such payments are made with Common Stock or in cash in the normal course, provided there is no pending Event of Default (as defined in the Subscription Agreement and Note employed in connection with the Proposed Offering).

(e)           Interest Due Date.  The Subscribers by a Majority in Interest agree that the initial due date of interest on the Notes shall be June 30, 2012, as if such date were stated in Section 1.1 of the Notes; and further waive any default arising from such outstanding interest not having been paid on or before the effective date of this Agreement.

2.           Full Force and Effect.   Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Subscribers may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Subscribers reserve all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Subscribers may be parties to, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Subscribers may be parties to.

3.           Agreement.  Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.  All of the Waivers and consents herein except for the waiver of the right of first refusal shall be effective only upon approval, consent or waiver, as the case may be, of a Majority in Interest.

4.           Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery).  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the parties or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.           Severability.   The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

[Signature Pages Follows]

IN WITNESS WHEREOF, the Company and the undersigned have caused this Agreement to be executed as of the date first written above.

THE BRAINY BRANDS COMPANY INC.
the “Company”

By:

“SUBSCRIBERS”

ALPHA CAPITAL ANSTALT	WHALEHAVEN CAPITAL FUND LIMITED

By:	By:
Name:	Name:
Title:	Title:
Principal Amount of Notes held: $500,000 (11/24/10)	Principal Amount of Notes held: $500,000 (11/24/10)
Principal Amount of Notes held: $137,500 (4/18/11)	Principal Amount of Notes held: $125,000 (4/18/11)
Principal Amount of Notes held: $137,500 (5/20/11)	Principal Amount of Notes held: $125,000 (5/20/11)
Principal Amount of Notes held: $72,800 (8/11/11)	Principal Amount of Notes held: $65,000 (8/11/11)
Principal Amount of Notes held: $75,000 (9/23/11)	Principal Amount of Notes held: $25,000 (9/23/11)

FLM HOLDINGS LLC	FJD HOLDINGS LLC

By:	By:
Name	Name:
Title:	Title:
Principal Amount of Notes held: $506,488.89 (11/24/10)	Principal Amount of Notes held: $250,000 (11/24/10)
Principal Amount of Notes held: $150,000 (4/18/11)
Principal Amount of Notes held: $150,000 (5/20/11)
Principal Amount of Notes held: $25,000 (9/23/11)

BRIO CAPITAL L.P.	EDWARD KARR

By	By
Name:	Name:
Title:	Title:
Principal Amount of Notes held: $150,000 (11/24/10)	Principal Amount of Notes held: $100,000 (11/24/10)
Principal Amount of Notes held: $37,500 (4/18/11)	Principal Amount of Notes held: $10,000 (9/23/11)
Principal Amount of Notes held: $37,500 (5/20/11)
Principal Amount of Notes held: $20,800 (8/11/11)
Principal Amount of Notes held: $10,000 (9/23/11)

ADVENTURE VENTURES LLC	OSHER CAPITAL PARTNERS LLC

By:	By:
Name:	Name:
Title:	Title:
Principal Amount of Notes held: $125,000 (11/24/10)	Principal Amount of Notes held: $125,000 (11/24/10)
Principal Amount of Notes held: $36,400 (8/11/11)	Principal Amount of Notes held: $62,500 (4/18/11)
Principal Amount of Notes held: $62,500 (5/20/11)

MAIELLA INVESTMENT HOLDINGS LLC	BRISTOL INVESTMENT FUND, LTD.

By:	By:
Name:	Name:
Title:	Title:
Principal Amount of Notes held: $150,000 (11/24/10)	Principal Amount of Notes held: $280,000 (11/24/10)
Principal Amount of Notes held: $50,000 (4/18/11)
Principal Amount of Notes held: $50,000 (5/20/11)
Principal Amount of Notes held: $25,000 (8/11/11)
Principal Amount of Notes held: $25,000 (9/23/11)

BRISTOL CAPITAL ADISORS	BRISTOL CAPITAL, LLC
PROFIT SHARING PLAN

By:	By:
Name:	Name:
Title:	Title:
Principal Amount of Notes held: $40,000 (11/24/10)	Principal Amount of Notes held: $80,000 (11/24/10)
Principal Amount of Notes held: $50,000 (4/18/11)
Principal Amount of Notes held: $50,000 (5/20/11)

WHALEHAVEN OPPORTUNITIES FUND L.P.	AMPERSAND MANAGEMENT AS TRUSTEE
OF THE MUNT TRUST

By:	By:
Name	Name:
Title:	Title:
Principal Amount of Notes held: $25,000 (4/18/11)	Principal Amount of Notes held: $25,000 (4/18/11)
Principal Amount of Notes held: $25,000 (5/20/11)	principal Amount of Notes held: $25,000 (5/20/11)

CANYONS TRUST	PARK INVESTMENT HOLDINGS, LLC

By	By
Name:	Name:
Title:	Title:
Principal Amount of Notes held: $50,000 (4/18/11)	Principal Amount of Notes held: $37,500 (4/18/11)
Principal Amount of Notes held: $50,000 (5/20/11)	principal Amount of Notes held: $37,500 (5/20/11)

BRILLIANT SINO INVESTMENT LIMITED

By:
Name:
Title:
Principal Amount of Notes held: $300,000 (5/5/11)
Principal Amount of Notes held: $10,000 (9/23/11)

“Escrow Agent”

GRUSHKO & MITTMAN, P.C.

By:
Name:
Title:

The Company represents and acknowledges that the Subscribers whose signatures are appended to this Agreement constitute a Majority in Interest.

THE BRAINY BRANDS COMPANY INC.
the “Company”

By:	/s/
Name
Title

Exhibit F
Form of Legal Opinion

March 16, 2012

TO:           The Subscribers identified on Schedule A hereto:

We have acted as counsel to The Brainy Brands Company, Inc., a Delaware corporation (the "Company") in connection with the offer and sale by the Company of up to $300,000  principal amount of secured Convertible Notes (the "Notes") and fifty common stock purchase warrants  for each $1.00 of Purchase Price paid by each Subscriber to the Subscribers identified on Schedule A hereto, pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act) as set forth in Regulation D ("Regulation D") promulgated thereunder.  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the subscription agreement (the "Agreement") by and between the Company and Subscribers entered into at or about the date hereof.

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof.  As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Subscribers pursuant to the Transaction Documents and upon certificates and written statements of certain government officials and of officers of the Company as described below, which are annexed hereto.  We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a)	Form of Agreement
(b)	Form of Note
(c)	Form of Warrant
(d)	Security Agreement
(e)	Subsidiary Guaranty
(f)	Escrow Agreement
(g)	Certificate of Incorporation of the Company
(h)	Certificate of Incorporation of Brainy Acquisitions, Inc. (the “Subsidiary”)
(i)	Bylaws of the Company
(j)	Bylaws of the Subsidiary
(k)	Unanimous Consent of the Board of Directors of the Company approving the Transaction Documents that the Company is a party is to
(l)	Unanimous Consent of the Board of Directors of the Subsidiary approving the Subsidiary Guaranty and Security Agreement

    In rendering the opinions set forth in this opinion letter, we assume the following:

(a)           the legal capacity of each natural person;

(b)           the legal existence of all parties to the transactions referred to in the Transaction Documents excluding the Company and the Subsidiary;

(c)           the power and authority of each person other than the Company and the Subsidiary or person(s) acting on behalf of the Company and/or the Subsidiary to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

(d)           the authorization, execution and delivery by each person other than the Company and/or the Subsidiary or person(s) acting on behalf of the Company and/or the Subsidiary of each document executed and delivered or to be executed and delivered by such person;

(e)           the legality, validity, binding effect and enforceability as to each person other than the Company and/or the Subsidiary or person(s) acting on behalf of the Company and/or the Subsidiary of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

(f)           the transactions referred to in the Transaction Documents have been consummated;

(g)           the payment of all the required documentary stamps taxes and fees imposed upon the execution, filing or recording of the Transaction Documents;

(h)           that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents;

(i)           the genuineness of each signature (other than the signatures of the officers of the Company and/or the Subsidiary), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

(j)           the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the due diligence review undertaken by us;

(k)           the accuracy on the date of this letter as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;

(l)           that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transactions referred to in the Transaction Documents;

(m)           that the transactions referred to in the Transaction Documents comply with all tests of good faith, fairness and conscionability required by law;

(n)           that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Transaction Documents;

(o)           that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published (e.g., reported court decisions and the specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (e.g., LEXIS or WESTLAW) in each case in a manner generally available (i.e., in terms of access and distribution following publication) to lawyers practicing in our judicial circuit;

(p)           that other agreements related to the transactions referred to in the Transaction Documents will be enforced as written;

(q)           that no action, discretionary or otherwise, will be taken by or on behalf of the Company or the Subsidiary in the future that might result in a violation of law;

(r)           that there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents;

(s)           that with respect to the Transaction Documents and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress; and

(t)           the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

Whenever a statement herein is qualified by "to our knowledge" or similar phrase, it means that, during the course of our representation of the Company and Subsidiary for the purposes of this opinion letter, (1) no information that would give those lawyers who participated in the preparation of the letter (collectively, the "Opinion Letter Participants") current actual knowledge of the inaccuracy of such statement has come to their attention; (2) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (3) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (4) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company and Subsidiary. We also call to your attention to the fact that we are not general counsel to the Company and Subsidiary and we are not familiar with all aspects of the Company’s and Subsidiary’s business affairs.  We have not conducted an independent audit of the Company, Subsidiary or their files.

The validity, binding effect and enforceability of Transaction Documents may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.  In addition, certain remedies, waivers and other provisions contained in the Transaction Documents might not be enforceable; nevertheless, such unenforceability will not render such agreements invalid as a whole or preclude the practical realization of the benefits to the secured party or Subscriber thereunder. We express no opinions as to the application of the laws of usury to the Transaction Documents.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than corporate laws of the States of New York, Delaware and Georgia (subject to the qualifications set forth in this letter) and the federal laws of the United States of America.  We express no opinion with respect to the effect or application of any other laws.  Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon a Certificate of Good Standing for the Company issued by the Secretary of State of Delaware, dated December 29, 2011 and a Certificate of Good Standing for the Subsidiary issued by the Secretary of State of Georgia on December 29, 2011.

Based on the foregoing, and subject to the qualifications and limitations stated in this letter, we are of the opinion that:

1.           The Company and the Subsidiary are duly incorporated, validly existing and in good standing in the jurisdictions of their formation.

2.           The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The Transaction Documents to which the Company is a party to, and the issuance of the Notes and Warrants and the reservation and issuance of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, have been (a) duly approved by the Board of Directors of the Company and (b) all the Common Stock issuable upon conversion of the Notes and exercise of the Warrants, when issued pursuant to the Transaction Documents and upon delivery, shall be validly issued and outstanding, fully paid and non-assessable.

3.     The Subsidiary has the requisite corporate power and authority to execute, deliver and perform its obligations under the Security Agreement and the Subsidiary Guarantee. The Security Agreement and the Subsidiary Guarantee have been duly approved by the Board of Directors of the Subsidiary.

4.           The execution, delivery and performance of the Subscription Agreement, the Secured Convertible Promissory Note, the Warrant, the Security Agreement and the Escrow Agreement and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a)           materially violate the provisions of the Certificate of Incorporation or bylaws of the Company; or

(b)           to our knowledge, violate any judgment, decree, order or award of any court binding upon the Company.

5.           The execution, delivery and performance of the Security Agreement and Subsidiary Guarantee and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a)           materially violate the provisions of the Certificate of Incorporation or bylaws of the Subsidiary; or

(b)           to our knowledge, violate any judgment, decree, order or award of any court binding upon the Subsidiary.

6.           The Transaction Documents that the Company is a party to constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.  The Security Agreement and Subsidiary Guarantee that the Subsidiary is a party to constitute the valid and legally binding obligations of the Subsidiary and are enforceable against the Subsidiary in accordance with their respective terms.

7.           The Notes, Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act") or under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration.

8.           The terms and provisions of the Security Agreement create a valid security interest in favor of the Subscribers in the respective rights, title and interests of the Company and the Subsidiary in and to the Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the Uniform Commercial Code of the State of New York.  Provided that a UCC-1 Financing Statement naming the Company and the Subsidiary as debtors and the Subscribers as secured party was validly filed with the Secretary of State of Delaware with respect to the Company and the Secretary of State of Georgia with respect to the Subsidiary, the Subscribers will have a perfected security interest in the Collateral which Article 9 of the New York UCC is applicable and in which a security interest may be perfected by the filing of a financing statement.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A.           The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B.           Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

C.           This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

D.           We provide no opinion with regard to the applicability of Rule 415 promulgated under the Securities Act of 1933, as amended.

With respect to the opinion expressed above, we note that the Company is a corporation incorporated under the laws of the State of Delaware and the Subsidiary is a corporation incorporated under the laws of the State of Georgia. Because we are not members of the bars of the States of Delaware or Georgia and have not examined the laws of these states, we are unable to express an opinion as to matters relating to enforceability for such entity without assuming for purposes of this opinion (and we have assumed, with your permission) that such entities are a New York corporations, and that, accordingly, New York law is applicable thereto with respect to matters relating to enforceability for such entities. We do not, however, express any opinion on any aspect of the laws of the State of Delaware or Georgia, nor do we express an opinion as to whether any Delaware or Georgia law is the same as, or in any respect similar to, New York law.

This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relied upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent.  We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.
Very truly yours,

Sichenzia Ross Friedman Ference LLP

SCHEDULE A TO LEGAL OPINION

SUBSCRIBER AND ADDRESS	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE	CLASS A WARRANTS
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$22,080.00	1,104,000
WHALEHAVEN CAPITAL FUND LIMITED 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258	$20,160.00	1,008,000
WHALEHAVEN OPPORTUNITIES FUND L.P. 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258	$1,200.00	60,000
FLM HOLDINGS LLC 8 Hop Brook Lane Holmdel, New Jersey 07733	$19,920.00 (Bridge Note Roll-in)	996,000
BRIO CAPITAL L.P. 401 E. 34th Street – Suite South 33C New York, NY 10016 Attn: Shaye Hirsch Fax: (646) 390-2158	$6,120.00	306,000
EDWARD KARR c/o Rampartners SA 19 Blvd., Georges-Favon Geneva, Switzerland 1204 Fax: +41-22-310-8605	$2,640.00	132,000
MAIELLA INVESTMENT HOLDINGS 8100 River Road, Apt. 804 North Bergen, NJ 07047 Attn: Gerard Adams Fax: (201) 917-5925	$3,600.00	180,000
AMPERSAND MANAGEMENT AS TRUSTEE OF THE MUNT TRUST 20 Rue Etienne Dumont 1204 Geneva 3, Switzerland Attn: Jean Paul Le Coeq Fax: +41 22 321 3526	$1,200.00	60,000
BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$10,320.00	516,000
BRISTOL CAPITAL ADVISORS PROFIT SHARING PLAN c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$960.00	48,000
BRISTOL CAPITAL, LLC c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$4,308.00	215,400
CANYONS TRUST c/o Lowndes Drosdick Doster Kantor & Reed 215 North Eola Drive Orlando, FL 32801 Attn: James F. Heekin	$2,400.00	120,000
PARK INVESTMENT HOLDINGS, LLC 1559 East 38th Street Brooklyn, New York 11234 Attn: Steven Spiegel Fax: (866) 883-9035	$1,800.00	90,000
OSHER CAPITAL PARTNERS LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (917) 591-3401	$6,000.00	300,000
ADVENTURE VENTURES LLC 150 Central Park South, 2nd Floor New York, NY 10019 Fax: (212) 586-8244	$3,864.00	193,200
BRILLIANT SINO INVESTMENT LTD. P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola, BVI	$7,428.00	371,400
TOTALS	$114,000.00	5,700,000

SCHEDULE I – SUBSCRIBER SCHEDULE

SUBSCRIBER AND ADDRESS	INITIAL CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE	CLASS A WARRANTS	SECOND CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE	THIRD CLOSING PRINCIPAL AMOUNT AND PURCHASE PRICE
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$22,080.00	1,104,000	$16,360.00	$16,560.00
WHALEHAVEN CAPITAL FUND LIMITED 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258	$20,160.00	1,008,000	$15,120.00	$15,120.00
WHALEHAVEN OPPORTUNITIES FUND L.P. 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258	$1,200.00	60,000	$900.00	$900.00
FLM HOLDINGS LLC 8 Hop Brook Lane Holmdel, New Jersey 07733	$19,920.00 (Bridge Note Roll-in)	996,000	$14,940.00 (Bridge Note Roll-in)	$14,940.00 (Bridge Note Roll-in)
BRIO CAPITAL L.P. 401 E. 34th Street – Suite South 33C New York, NY 10016 Attn: Shaye Hirsch Fax: (646) 390-2158	$6,120.00	306,000	$4,590.00	$4,590.00
EDWARD KARR c/o Rampartners SA 19 Blvd., Georges-Favon Geneva, Switzerland 1204 Fax: +41-22-310-8605	$2,640.00	132,000	$1,980.00	$1,980.00
MAIELLA INVESTMENT HOLDINGS 8100 River Road, Apt. 804 North Bergen, NJ 07047 Attn: Gerard Adams Fax: (201) 917-5925	$3,600.00	180,000	$2,700.00	$2,700.00
AMPERSAND MANAGEMENT AS TRUSTEE OF THE MUNT TRUST 20 Rue Etienne Dumont 1204 Geneva 3, Switzerland Attn: Jean Paul Le Coeq Fax: +41 22 321 3526	$1,200.00	60,000	$900.00	$900.00
BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$10,320.00	516,000	$7,740.00	$7,740.00
BRISTOL CAPITAL ADVISORS PROFIT SHARING PLAN c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$960.00	48,000	$720.00	$720.00
BRISTOL CAPITAL, LLC c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$4,308.00	215,400	$3,231.00	$3,231.00
CANYONS TRUST c/o Lowndes Drosdick Doster Kantor & Reed 215 North Eola Drive Orlando, FL 32801 Attn: James F. Heekin	$2,400.00	120,000	$1,800.00	$1,800.00
PARK INVESTMENT HOLDINGS, LLC 1559 East 38th Street Brooklyn, New York 11234 Attn: Steven Spiegel Fax: (866) 883-9035	$1,800.00	90,000	$1,350.00	$1,350.00
OSHER CAPITAL PARTNERS LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (917) 591-3401	$6,000.00	300,000	$4,500.00	$4,500.00
ADVENTURE VENTURES LLC 150 Central Park South, 2nd Floor New York, NY 10019 Fax: (212) 586-8244	$3,864.00	193,200	$2,898.00	$2,898.00
BRILLIANT SINO INVESTMENT LTD. P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola, BVI	$7,428.00	371,400	$5,571.00	$5,571.00
TOTALS	$114,000.00	5,700,000	$85,500.00	$85,500.00

Schedule 5(a) - Subsidiaries

Brainy Acquisitions, Inc.

Schedule 5(d) Capitalization and Additional Issuances

The Company has 160,000,000 shares of common stock authorized, of which as of  March 8, 2012, 39,461,706  are issued and outstanding, and 10,000,000 shares of blank check preferred stock, of which 0 shares are issued and outstanding.

As of March 8, 2012, we had the following shares reserved for issuance:

53,831,113 shares issuable upon conversion of convertible notes in the aggregate principal amount of $4,306,489 at a conversion price of $0.08. 54,187,499 shares of common stock issuable upon exercise of Class A Warrants at an exercise price of $0.08.

The Company expects to adopt a Incentive Stock Plan (the “Plan”) pursuant to which it will be able to issue a total of 15,00,000(post forward split) options and/or shares of common stock to its officers, directors, and consultants. The Plan will allow the Company to issue qualified and non-qualified stock options and as well as common stock.   No option will be exercisable for more then ten years from when it is issued. The Plan shall terminate on the sooner of when the options or shares available for issuance have been issued or ten years from when it was adopted by the Company’s Board. The exercise price for options issued pursuant to the Plan shall be the Fair Market Value of the Company’s common stock on the date of the grant, but not less than the closing price of the Common Stock as reported for the Principal Market for the date of the grant, subject to any applicable rules and regulations.

Schedule 5(o) - Undisclosed Liabilities

NONE

Schedule 5(w) - Transfer Agent

Corporate Stock Transfer
3200 Cherry Creek Drive South, Suite 430
Denver, CO 80209

Contacts as of March 8, 2012, Carylyn Bell
303-282-4800
303-282-5800 (fax)
cbell@corproatestock.com

Schedule 8(a) Fees

None.
Schedule 9(e) - Use of Proceeds:

Based on the sale of Notes totaling $300,000.

Planned Use of Funds ($300k):

Transaction costs:	$5,000
Professional fees	$89,000
Infomercial Test	$40,000
Marketing Support	$154,000
Operations	$12,000

Schedule 9(i) - Intellectual Property

Tradenames and Fictitious Names
(Present and Past Five Years)
Brainy Brands
Brainy Baby

U.S. Copyright Registrations; Foreign Copyright Registrations; U.S. Copyright Applications; Foreign Copyright Applications; Copyright Licenses

U.S. Copyright Registrations

See attached

Foreign Copyright Registrations

None

U.S. Copyright Applications

None

Foreign Copyright Applications

None

Copyright Licenses

None

U.S. Patent Registrations; Foreign Patent Registrations; U.S. Patent Applications; Foreign Patent Applications; Patent Licenses

U.S. Patent Registrations

None

Foreign Patent Registrations

None

U.S. Patent Applications

None

Foreign Patent Applications
None

Patent Licenses
None
U.S. Trademark Registrations; Foreign Trademark Registrations; U.S. Trademark Applications; Foreign Trademark Applications; Trademark Licenses

 U.S. Trademark Registrations

See attached schedule.

Foreign Trademark Registrations

See attached schedule.

U.S. Trademark Applications

See attached schedule.

Foreign Trademark Applications

See attached schedule.

Trademark Licenses

See attached schedule.

Titled Equipment

None

Brainy Acquisitions Inc.
The Brainy Brands Company, Inc.

Schedule 9(p)(iv) - Transactions with Principals

The Company has entered into employment agreements with John Benfield; Ronda Bush and Dennis Fedoruk

On November 15th, 2010, Brainy Acquisitions, Inc. entered into a letter of agreement with Wall & Madison, LLC (“Wall”) pursuant to which we retained Wall to provide marketing, consulting and related services, for a monthly fee of $12,000. The agreement has a term of 18 monthly after which it shall renew automatically for successive monthly terms unless mutually renegotiated or terminated by either party at any time upon sixty days written notice. John Benfield, the Company’ chief executive officer, is the managing partner of Wall. This Agreement may be assumed/assigned to the Company.

Schedule 12(a) - Excepted Issuances

The Company expects to adopt a Incentive Stock Plan (the “Plan”) pursuant to which it will be able to issue a total of 15,000,000 (post forward split) options and/or shares of common stock to its officers, directors, and consultants.   The Plan will allow the Company to issue qualified and non-qualified stock options and as well as common stock.   No option will be exercisable for more than ten years from when it is issued. The Plan shall terminate on the sooner of when the options or shares available for issuance have been issued or ten years from when it was adopted by the Company’s Board.   The exercise price for options issued pursuant to the Plan shall be the Fair Market Value of the Company’s common stock on the date of the grant, but not less than the closing price of the Common Stock as reported for the Principal Market for the date of the grant, subject to any applicable rules and regulations.

Stock grants to Dennis Fedoruk of an aggregate of 5,600,000 shares of common stock in accordance with the employment agreement between Mr. Fedoruk and the Company, which agreement was filed as an exhibit to the Current Report on Form 8-K which was filed by the Company with the Securities and Exchange Commission on November 24, 2010.

COPYRIGHT LIST

Brainy Baby 123’s
Brainy Baby ABC’s
Brainy Baby Shapes & Colors
Brainy Baby English
Brainy Baby French
Brainy Baby Spanish
Brainy Baby Animals
Brainy Baby Right Brain
Brainy Baby Left Brain
Brainy Baby; Volume Two-Left Brain
Brainy Baby; Volume One-Right Brain
Baby’s First Impressions-Head to Toe Vol.9
Baby’s First Impressions-Food Fun Volume 10
Baby’s First Impressions-Seasons Volume 8
Baby’s First Impressions-Shapes Vol. One
Baby’s First Impressions-Sounds Vol. 7
Baby’s First Impressions-Colors Vol. 2
Baby’s First Impressions-Letters Vol. 3
Baby’s First Impression-Numbers, Vol.4
Baby’s First Impressions-Opposites Vol. 5
Baby’s First Impressions-Animals Vol. 6
Baby’s First Impressions Jacket Volumes 1-3
Baby’s First Impressions Volumes 4-6 Jacket
Rewriting History: The Case of Dr. Samuel A. Mudd
Bilingual Baby Language Video-French
Bilingual Baby Language Video-Spanish
Bilingual Baby Language Video-German
Bilingual Baby Language Video-Italian
Bilingual Baby Language Video-Japanese
Bilingual Baby Language Video-Russian
Bilingual Baby Language Video-Dutch
Bilingual Baby Language Video-English
Bilingual Baby Language Video-Portuguese
Bilingual Baby Language Video-Hebrew
Bilingual Baby Language Video-Swedish
Bilingual Baby Language Video-Greek
Talking Hands-A Sign Language Video for Children
Fry Friends Plush Toy
Jingle Bell Baby
Brainy Baby Jingle Bells DVD
Propellers & Planes
Tons of Tractors
Fry Friends
BFI Video Encyclopedia
Laugh & Learn DVD
Peek-A-Boo DVD
Brainy Baby Music
Brainy Baby Art

SCHEDULE 13

BRIDGE NOTES

BRIDGE NOTEHOLDER	ISSUE DATE	PRINCIPAL	INTEREST	OUTSTANDING BRIDGE DEBT
FLM HOLDINGS LLC 8 Hop Brook Lane Holmdel, New Jersey 07733	1/9/12	$55,000.00	N/A	$55,000.00